Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Guaranty Federal Bancshares, Inc. (the “Company”) on Form 10--K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Shaun A. Burke, President and Chief Executive Officer and Carter Peters, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shaun A. Burke	/s/ Carter Peters

Shaun A. Burke	Carter Peters
Chief Executive Officer	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

March 27, 2015	March 27, 2015

* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.